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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2001

                               Dipper Incorporated
             (Exact name of registrant as specified in its charter)


         Colorado                     000-33249                 84-1493158
(State or other jurisdiction         (Commission                (IRS Employer
       of incorporation)             File Number)           Identification No.)


8390 East Via do Ventura, Suite F11 #228, Scottsdale, AZ             85258
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code: (480) 451-4040


                7899 West Frost Drive, Littleton, Colorado 80128
         (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant.

         On December 20, 2001, Dipper Incorporated (the "Company"), Corporate Management Services, Inc. ("CMSI") and 21st Century Education, Inc. ("21st Century") entered into an Agreement for the Purchase of Common Stock pursuant to which CMSI, on January 11, 2002, sold 800,000 shares of the common stock of the Company to 21st Century for $25,000. The funds for the purchase price came from the working capital funds of 21st Century.

         Prior to this transaction there was no relationship between 21st Century and the Company or CMSI nor did 21st Century own any securities of the Company. 21st Century now owns approximately 65% of the issued and outstanding shares of the Company and CMSI will continue to own approximately 16% of the Company's issued and outstanding shares.

         As part of this transaction, on January 12, 2002, the number of directors on the Company's Board was increased to three and Mr. David Richter, the sole officer and director of 21st Century, was appointed as a member of the Board of Directors. On January 12, 2002, Mr. George Andrews resigned as a director of the Company and as the sole officer of the Company and Mr. David Richter was appointed as the President of the Company.

Item 7(c).  Exhibits

         7.1 Agreement for the Purchase of Common Stock dated as of December 20, 2001, and effective as of January 11, 2002, by and between Corporate Management Services, Inc., Dipper Incorporated and 21st Century Education, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 24, 2002                      DIPPER INCORPORATED


                                          By: /s/ David Richter
                                              ----------------------------
                                                David Richter, President